DYNAMIC VENTURES INC. ANNOUNCES NAME AND SYMBOL CHANGE


BELLINGHAM , WA, JUNE 9, 2003 - Dynamic Ventures Inc. ( OTCBB: DYVW) (the "Company") announced today that it has filed Articles of Amendment to change its corporate name to "O2Diesel Corporation" effective June 10, 2003. Concurrent with the name change, the Company's trading symbol on the National Association of Securities Dealers Over-the-Counter Bulletin Board will change to "OTOD" effective at the open of the market on June 10, 2003.

The Company effected the name change in anticipation of its proposed acquisition of AAE Technologies International PLC ("AAE"). The proposed acquisition of AAE is subject to a number of conditions and contingencies, including AAE shareholder acceptance and financing contingencies.

AAE is a fuel additive development and marketing company incorporated in Ireland with offices in the United Kingdom and the United States. Starting in 1997, AAE has developed a line of proprietary fuel additive products designed to improve the performance of ethanol and other oxygenated fuels used in various petroleum-based liquid transportation fuels. AAE is completing product development and regulatory compliance for its technologies through its wholly-owned subsidiaries and strategic partnerships. AAE's primary product under development is O2DieselTM.

Information regarding the Company and its proposed acquisition of AAE is contained in the Company's latest quarterly report on Form 10-QSB filed with the SEC and available at www.sec.gov.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21B of the Securities Exchange Act of 1934. Any statements that express or involve discussions with respect to expectations, beliefs, plans, objectives, goals, assumptions or future events or performance that are not statements of historical fact may be forward-looking statements. Forward-looking statements used in this press release include, but are not limited to, the Company's expectation that it will complete its proposed acquisition of AAE, the benefits of AAE's fuel additives, AAE's product development and regulatory compliance initiatives and expectations related to AAE's strategic partnerships. Such statements are based on information provided to the Company by AAE and include AAE's expectations, estimates and projections at the time the statements are made. Forward-looking statements involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated.

For additional information please call:

Eric Boehnke
President
Dynamic Ventures Inc.
360-392-3950 (ph)
360-392-3960 (fax)